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[LOGO] [LETTERHEAD]


February 25, 1999

Entertainment Blvd, Inc.
Attn: Stephen Brown
4052 Del Rey Avenue, Suite 108
Marina Del Rey, CA 90292

RE: STRATEGIC AND CO-MARKETING PARTNERSHIP AGREEMENT

Gentlemen:

This letter, when executed by the parties, will constitute a partnership and co-marketing agreement ("Agreement") between SCOUR INC. ("Scour") and ENTERTAINMENT BLVD INC. ("Entertainment Blvd"), with reference to the following facts:

     Scour Inc. operates a search engine and guide for finding multimedia on the Internet. Entertainment Blvd operates a network of entertainment and multimedia content web sites.

     The parties desire to establish a business relationship with each other and engage in a promotional partnership and certain marketing activities as set forth below.

The parties agree as follows:

1.   DEFINITIONS

     VIDNET - A music video web site operated by Entertainment Blvd that enables Internet users to listen and view streaming music videos.

     SCREEN CLIPS - A multimedia web site operated by Entertainment Blvd that enables Internet users to view streaming video movie trailers.

     SCOURTV - A section of the Scour Net web site which showcases television-like programming available on the Internet.

     MUSIC CONTENT AREA - A section of the Scour.Net multimedia guide which showcases music content on the Internet and provides a directory of music-related web sites.

SCOUR AND ENTERTAINMENT BLVD - STRATEGIC PARTNERSHIP AND CO-MARKETING AGREEMENT
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     FILM/MOVIE CONTENT AREA - A section of the Scour.Net multimedia guide which showcases film/movie content on the Internet and provides a directory of film/movie-related web sites.

2.   PROMOTIONAL PARTNERSHIP

     2.1 VIDNET TO BECOME MUSIC VIDEO PROVIDER FOR SCOURTV. Scour and Entertainment Blvd agree to enter into a content partnership whereby Vidnet provides music videos for Scour.Net's ScourTV section and whereby Scour provides Vidnet with appropriate branding and shared revenues as follows:

     a) ENTERTAINMENT BLVD/VIDNET TO CREATE "MUSIC VIDEO PLAYER" FOR
        SCOUR.NET (hereon defined as a 'pop-up' web page which includes embedded music videos, navigation links, and an advertisement) AS
        FOLLOWS:
        1. Entertainment Blvd agrees to create a Music Video Player as defined above. The Music Video Player will include one or more play-list based music channels. Additionally, it will provide some mechanism for users to choose specific music video clips.
        2. Entertainment Blvd will include a Scour search box embedded in the Music Video Player which enables users to search for other multimedia files through the Scour.Net search engine.
        3. Scour agrees to link to the Music Video Player a) on the ScourTV section of the Scour.Net web site, b) the Vidnet content area of the ScourTV section, and c) other locations on the Scour.Net web site at Scour's sole discretion.
        4. Scour and Entertainment Blvd agree to split banner advertising revenues earned by placing advertisements and other sponsorships on the Music Video Player according to the following structure:
           50% of advertising revenues earned on the Music Video Player accrue to Scour and are payable 30 days after collection of said revenues and the remaining 50% of advertising revenues accrue to Entertainment Blvd and are payable 30 days after collection of said revenues.
        5. Entertainment Blvd agrees to provide a demo version of the Music Video Player to Scour no later than February 26, 1999 and also agrees to provide a final version available for release no later than March 5, 1999.
        6. During the term of this agreement, Scour agrees not to enter into a similar business relationship with any third party that would result in a joint venture to customize, promote, and share revenues from a "Music Video Player" that features full-length music videos.

     b) VIDNET INCLUSION IN SCOURTV SECTION OF SCOUR.NET WEB SITE:
        1. Scour agrees to provide Vidnet with ongoing visibility on the main ScourTV section of the Scour.Net web site.
        2. Entertainment Blvd agrees to allow Scour to directly link to no less than 5 links to full-length streaming music video files from Vidnet's top 20 music videos off the main ScourTV page. On any page where these links are provided, Scour agrees to provide appropriate links back to Vidnet and to include a Vidnet logo.
        3. Scour will provide Vidnet with its own content area (or sub-pages) of ScourTV that enable Vidnet to showcase new Vidnet offerings and Scour/Vidnet joint ventures. On any of these pages, Scour agrees to split banner advertising revenues according to the following structure: 50% of advertising revenues earned accrue to Scour and are payable 30 days after collection of said revenues and the


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           remaining 50% of advertising revenues accrue to Entertainment Blvd and are payable 30 days after collection of said revenues.
        4. Scour agrees to include links back to Vidnet on any page where Scour links to Vidnet content.

    2.2       VIDNET VISIBILITY IN MUSIC CONTENT AREA OF SCOUR.NET HOME PAGE
AND MULTIMEDIA GUIDE. Scour and Entertainment Blvd agree to enter into a content partnership whereby Vidnet provides music content to be included in special features that are part of Scour.Net multimedia guide.
        a) BACKGROUND. As part of an upcoming release of the new Scour.Net web site, Scour will be partnering with several major content providers on the Internet. Scour will offer each of these content providers visibility through "Content Area Features" on the top-level entry points to the Scour.Net multimedia directory of web sites and on the Scour.Net home page. These Content Area
           Features include photos or graphic art, some teaser text about the featured content, 1-5 links to multimedia files, and a link to the content provider's web page.
        b) Scour agrees to offer Entertainment Blvd participation to provide Content Area Features for the music section of Scour.Net's multimedia guide. Scour further agrees to commit at least one
           24-hour period out of every seven (7) days for the first ninety
           (90) days of this agreement, to showcase Vidnet in a Content Area Feature of the music section. After said ninety (90) days, Scour agrees to commit at least one 24-hour period out of every fourteen
           (14) days to showcase Vidnet in a Content Area Feature of the music section.
        c) Entertainment Blvd agrees to produce necessary Vidnet content at least forty-eight (48) hours in advance of public availability of the Content Area Feature.
        d) Scour agrees to provide an automated mechanism to transfer necessary materials from Entertainment Blvd's production staff to Scour's production staff.
        e) Scour agrees to provide Entertainment Blvd with permanent banner ad space on the music video subcategory of the Scour.Net web site directory at no charge for 60 days following the launch of Scour.Net's new web site targeted for release in the March timeframe. (This ad space is contemplated to be approximately 120 pixels by 120 pixels.) After the first 60 days, Scour agrees to provide Entertainment Blvd with one-third (1/3) of this inventory and Entertainment Blvd has the first right of refusal for purchasing the remaining two-thirds (2/3) of this ad space at a $15 CPM rate.

     2.3       SCREEN CLIPS VISIBILITY IN MOVIE CONTENT AREA OF SCOUR.NET
HOME PAGE AND MULTIMEDIA GUIDE. Scour and Entertainment Blvd agree to enter into a content partnership whereby Screen Clips provides film/movie content to be included in special features that are part of Scour.Net multimedia guide.
        a) BACKGROUND. As part of an upcoming release of the new Scour.Net web site, Scour will be partnering with several major content providers on the Internet. Scour will offer each of these content providers visibility through "Content Area Features" on the top-level entry points to the Scour.Net multimedia directory of web sites and on the Scour.Net home page. These Content Area Features include photos or graphic art, some teaser text about the featured content, 1-5 links to multimedia files, and a link to the content provider's web page.
        b) Scour agrees to offer Screen Clips participation to provide
           Content Area Features for the film/movie section of Scour.Net's multimedia guide. Scour further agrees to commit at least one 24-hour period out of every seven (7) days for the first ninety
           (90) days of this agreement, to showcase Screen Clips in a Content Area Feature of the film section. After said ninety (90) days, Scour agrees to commit at least one 24-


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           hour period out of every fourteen (14) days to showcase Screen
           Clips in a Content Area Feature of the film section.
        c) Entertainment Blvd agrees to produce necessary Screen Clips content at least 48 hours in advance of public availability of the Content Area Feature.
        d) Scour agrees to provide an automated mechanism to transfer necessary materials from Entertainment Blvd's production staff to Scour's production staff.

        2.4    INCLUSION OF ENTERTAINMENT BLVD CONTENT IN SCOUR MEDIA
PARTNERS PROGRAM. Entertainment Blvd agrees to participate in Scour's upcoming partnership program, contemplated to be named "Scour Media Partners Program", as follows:
        a) BACKGROUND. Scour has created a promotional program that offers content providers branding and ad revenues through Scour.Net's multimedia links available through Scour.Net's core multimedia search engine. Scour has developed its own search spiders that scan the Internet to find links to multimedia. The Scour.Net search engine offers users a searchable index to this content. Scour.Net currently links directly to these multimedia files. By becoming part of the Scour Media Partners Program, content providers will change the way their content is linked to. Instead of linking directly to the multimedia files, content indexed on a web site managed by any member of the Scour Media Partners Program will launch a 'pop-up' window that includes the embedded multimedia file and an ad space available for placement by the partner.
        b) Entertainment Blvd agrees to participate in the program described above.

        2.5 TECHNICAL LIAISON. Upon the execution of this Agreement, Scour and Entertainment Blvd will each provide the other with access to one of its technical personnel ("Technical Liaison") for the purpose of exchanging information and cooperating to successfully effect any technical activities set forth in this Agreement and future agreements between the parties. As of the date hereof, the parties' Technical Liaison are as follows:

For Scour:     Ilya Haykinson
               SCOUR INC.
               10982 Roebling Drive, #433
               Los Angeles, CA 90024
               Phone: 310.443.1178
               Fax: 310.443.1127
               Email: ilyah@scour.net

For Entertainment Blvd:
               Mike Schaefer
               ENTERTAINMENT BLVD, INC.
               4052 Del Rey Avenue, Suite 108
               Marina Del Rey, CA 90292
               Phone: 310.578.5404
               Fax: 310.578.6304
               Email: mike@entertainmentblvd.com

3.   MARKETING PARTNERSHIP

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     3.1  MARKETING LIAISON. Upon the execution of this Agreement, Scour and
Entertainment Blvd will each provide the other with access to one of its public relations or marketing personnel ("Marketing Liaison") for the purpose of exchanging information and cooperating to successfully effect any marketing activities set forth in this Agreement and future agreements between the parties. As of the date hereof, the parties' Marketing Liaison are as follows:

For Scour:     Dan Rodrigues
               SCOUR INC.
               10982 Roebling Drive, #433
               Los Angeles, CA 90024
               Phone: 310.443.1178
               Fax: 310.443.1127
               Email: danr@scour.net

For Entertainment Blvd:
               Robin Wren
               ENTERTAINMENT BLVD, INC.
               4052 Del Rey Avenue, Suite 108
               Marina Del Rey, CA 90292
               Phone: 310.578.5404
               Fax: 310.578.6304
               Email: robin@entertainmentblvd.com

     3.2 PARTNERSHIP LOGO AND LINKS. Upon the execution of this Agreement, Entertainment Blvd will provide to Scour an Entertainment Blvd logo, a link to Entertainment Blvd's web site, and an Entertainment Blvd company description to be included on a web page on the Scour.Net web site which showcases Scour.Net's partner relationships. Similarly, Scour will provide to Entertainment Blvd a Scour.Net logo, a link to the Scour.Net web site, and a Scour.Net product description to be used in a similar way by Entertainment Blvd, at Entertainment Blvd's sole discretion.

4.   CONFIDENTIALITY

     Each of the parties to this Agreement warrants and agrees that neither it nor its counsel will disclose, disseminate, or cause to be disclosed the terms of this Agreement, except:

        a) Insofar as disclosure is reasonably necessary to carry out and effectuate the terms of this Agreement;
        b) Insofar as a party hereto is required by law to respond to any demand for information from any court, governmental entity, or governmental agency;
        c) Insofar as disclosure is necessary to be made to a party's independent accountants for tax and audit purposes; and
        d) Insofar as the parties may mutually agree in writing upon language to be contained in one or more press releases.

5.   TERM AND TERMINATION

     5.1 The term of this Agreement shall commence on March 2, 1999 and is executed by the parties and shall commence for a period of 180 days unless earlier terminated as is

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otherwise rightfully terminated. At the end of the above period, this
Agreement shall automatically renew every 30 days until March 2, 2000 unless terminated by either party upon notice provided 30 days prior to any such renewal period.

     5.2 Upon termination or expiration of this Agreement, regardless of the cause thereof, the parties shall abide by and uphold any rights or obligations accrued or existing on the date of termination or expiration. The parties agree to continue cooperating with each other and to carry out an orderly termination of their relations. Paragraph 4 shall survive termination of this Agreement.

6.   GENERAL PROVISIONS

     6.1 Each party hereto agrees to and does hereby indemnify, save and hold harmless, the other, its permitted assigns, licensees and its directors, officers, shareholders, agents and employees from any and all liabilities, claims, demands, loss and damage (including reasonable attorneys' fees and court costs) arising out of or connected with any claim by a third party which is inconsistent with any of the warranties, representations, covenants or agreements made by the Indemnitor herein and agrees to reimburse Indemnitee, on demand, for any payment made by Indemnitor at any time after the date hereof with respect to any liability or claim to which the foregoing indemnity applies.

     6.2 Each party represents and warrants that it has the authority to enter into this Agreement and to fully perform all of its obligations hereunder. Each party represents and warrants that the grant of rights herein does not violate the rights or any third parties and each party will adhere to applicable Federal, State and Local law and regulation in the performance of its obligations hereunder.

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     If the above reflects our understanding, please sign in the space indicated below. We look forward to working with you!


Sincerely yours,


SCOUR INC.

By: /s/ Dan Rodrigues
--------------------------
        Dan Rodrigues
        President and CEO


                                         AGREED AND ACCEPTED:

                                         ENTERTAINMENT BLVD, INC.

                                         By: /s/ Stephen Brown
                                            -----------------------
                                             Authorized Signature

                                         Name: Stephen Brown
                                              ---------------------
                                         Title: CEO
                                               --------------------
                                         Date: 2-26-99
                                              ---------------------


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